Exhibit 107

Calculation of Filing Fee Table

           F-3

(Form Type)

           Baosheng Media Group Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security	Security	Fee	Amount	Proposed	Proposed	Fee Rate	Amount of
	Type	Class	Calculation	Registered	Maximum	Maximum		Registration
		Title	or Carry		Offering	Aggregate		Fee
			Forward		Price Per	Offering
			Rule		Unit	Price
Fees to be Paid	Equity	Ordinary shares	-	-	-	-	-	-
	Debt	Debt Securities	-	-	-	-	-	-
	Other	Warrants	-	-	-	-	-	-
	Other	Rights	-	-	-	-	-	-
	Other	Units	-	-	-	-	-	-
	Unallocated (Universal) Shelf	-	457(o)	(1)	(2)	$100,000,000	0.0001102	$11,020
Fees to Be Paid	Equity	Ordinary shares (3)	Rule 457(c)	447,917	$8.005 (4)	$3,585,575.58	0.0001102	$395.13
	Total Offering Amounts					$103,585,575.58		$11,415.13
	Total Fees Previously Paid							$0
	Total Fee Offset							$0
	Net Fee Due							$11,415.13

(1)	The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $100,000,000. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form F-3 under the Securities Act.

(3)	Consists of 447,917 Ordinary Shares registered for sale by the Selling Shareholders.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the high ($8.4999) and low ($7.51) prices of the Ordinary Shares as reported on the Nasdaq Capital Market on July 31, 2023, which is a date within five (5) business days prior to the filing date of this registration statement.